Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-29439, 333-62681, 333-78199, 333-44922, 333-59478, 333-88360, 333-112738, 333-117058 and 333-143945) of GTSI Corp. of our report dated March 12, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 13, 2008